EXHIBIT 10.4


MEMORANDUM OF AN AGREEMENT for a loan made on the 10th day of July 2002

BETWEEN: JUSCO UK LIMITED, of Bagshaw Hall , Bagshaw Hill, Derbyshire, DE45 1GF (hereinafter called "the Borrower") on the one part and CK's Supermarket Limited of 64/65 The Kingsway, Swansea SA1 5HW (hereinafter called "the Lender") of the other part

WHEREBY IT IS AGREED as follows:

1. The amount of the said loan shall be (pound)200,000 or such other sums as may be agreed in writing between the parties.

2. The said sum should be advance in installments beginning on the 10th day of July 2002

3.    The rate of interest shall be 20% per annum

4. The said loan shall be repaid in full together with all interest accrued on a date six months after the date of the advance or earlier by agreement

5. The purpose of the said loan is to provide working capital for the borrower.

6. Prior to the draw down an amount of goods with a purchase price to the lender greater than the amount to be drawn will be stored at the premises of the lender at Morfa in Llanelli.

7. To secure the repayment of the said sum and interest to accrue thereon, the Borrower will grant to the Lender a Bill of Sale in respect of the said Goods situate at the Vendor's premises at Morfa, Llanelli by way of security

8. The Borrower shall keep the said Goods insured against damage by fire and theft in the sum of the total purchase price of the Goods, such policy to be in the joint names of the Borrower and the Lender and to pay all premiums and thereon produce receipts for the same

9. The Borrower may enter into a Contract with third parties for the sale of all or proportion of the Goods subject to the provision that the Borrower do immediately upon receipt of payment thereafter, repay to the Lender, a sum equivalent to the purchase price of the goods sold together with any interest accrued.

10. That the Lender shall not seize or take possession of the Goods referred to in the Bill of Sale unless the Borrower shall be in default of the terms of this agreement

11. Upon receipt of the payments referred to in Clause 9 hereof, the Lender will agree to make further loans to the Borrower up to the maximum amount referred to in paragraph 1 hereof such monies to be subject to the terms of this agreement


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AS WITNESS the hand of the Borrower is set hereto this 10th day of July 2002 before the Loan herein before referred to was made.

PHIL OGDEN
3 SUNHILL
LGGS
OLDHAM                                 /s/  Phil Ogden

                                       Witness

                                       -------------

I ACKNOWLEDGE THAT:

1) The above Memorandum is signed by me before receiving the above-mentioned sum of (pound)200,000

2)    The Bill of Sale was executed by me after I signed the above Memorandum

3) A copy of the above Memorandum and a copy of the said Bill of Sale have been received by me

4) I hereby acknowledge receipt from the Lender of the principal sum of (pound)40,000


         SIGNED            /s/ P. Shorrocks
                           -----------------------------
                  The Borrower      P. Shorrocks
                                    Director
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